SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2018

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd Suite 350., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

[X]     Emerging growth company

[   ]     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities.

RSJ and Wade Capital Bridge Transaction

On September 14, 2018, Dthera Sciences, a Nevada corporation (the “Company” or “we” or “us”) entered into a Promissory Note Purchase Agreement (the “Wade Note Purchase Agreement”) with Wade Capital Corporation (“Wade”), pursuant to which we issued a 10% Original Issue Discount Promissory Note with a face amount of $275,000, with a purchase price of $250,000 (the “Wade Note”).

On September 17, 2018, we entered into another Promissory Note Purchase Agreement (the “RSJ Note Purchase Agreement,” and with the Wade Note Purchase Agreement, the “Bridge Note Purchase Agreements”) with RSJ INVESTMENTS SICAV A.S. (“RSJ,” and collectively with Wade, the “Purchasers”) pursuant to which we issued a 10% Original Issue Discount Promissory Note (the “RSJ Note,” and with the Wade Note, the “Bridge Notes”) with a face amount of $550,000, with a purchase price of $500,000, $100,000 of which was paid through the exchange of an existing promissory note, and the other $400,000 of which was paid in cash.

In addition, we issued warrants (the “Bridge Warrants”) to acquire an aggregate of 1,500,000 shares (the “Warrant Shares”) of our common stock (“Common Stock”) pursuant to the terms of the Note Purchase Agreement, covering 500,000 shares of Common Stock to Wade and 1,000,000 shares of Common stock to RSJ. As an added inducement to the Purchasers to enter into its respective Bridge Note Purchase Agreement, we also issued an aggregate of seven hundred-fifty thousand (750,000) shares of our restricted common stock, 250,000 shares to Wade and 500,000 to RSJ (collectively, the “Commitment Shares,” and collectively with the Bridge Warrants and the Bridge Notes, the “Bridge Securities”).

Pursuant to the Bridge Note Purchase Agreements, each of the Purchasers agreed that the face amounts of the Bridge Notes would convert automatically into or be exchanged for securities to be issued in certain potential future financings, as specified in the Bridge Notes and the Bridge Note Purchase Agreements. We agreed that until the Bridge Notes are so converted, with limited exceptions, we would not incur any debt that is senior to or pari passu with the Bridge Notes without the approval of the Purchasers.

The proceeds from the sale of the Bridge Securities are intended to be used for general corporate proceeds.

The sale of the Bridge Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(a)(2) of the Act (in that the Bridge Notes, the Commitment Shares, the Bridge Warrants, and the Bridge Warrant Shares were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Bridge Notes, the Commitment Shares, the Bridge Warrants, and the Bridge Warrant Shares are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Bridge Notes

The Bridge Notes accrue no interest, and each was issued at an original issue discount of 10%, with purchase prices as noted above.

The Bridge Notes are each due and payable four months after issuance, on January 14 and 17, 2019 (respectively) (the “Maturity Date”). The Bridge Notes are unsecured and accrue no interest.

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Warrants

Pursuant to the terms of the Bridge Note Purchase Agreements, we also agreed to grant to each of the Purchasers the Bridge Warrants to purchase up to an aggregate of 1,500,000 shares of our Common Stock. The per-share exercise price of the Bridge Warrants is $0.65, subject to certain adjustments. The Bridge Warrants have a term of five years, and are exercisable at any time beginning after 180 days from the issuance date on a cash basis.

The description of certain terms and conditions of the forms of the Wade Note Purchase Agreement, the RSJ Note Purchase Agreement, the form of the Bridge Note, and the Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 99.1, 99.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of Bridge Note
4.2	Form of Bridge Warrant
99.1	Wade Note Purchase Agreement
99.2	RSJ Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: September 20, 2018

By:     /s/ Edward Cox

Name: Edward Cox

Title: Chief Executive Officer

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